EXHIBIT 31.2
Certification by Chief Financial Officer pursuant to Section 302 of Sarbanes Oxley Act of 2002

I, John Stetson, certify that:

1. I have reviewed this report on Form 10-K/A of Marathon Patent Group, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 19, 2013

/s/ John Stetson
John Stetson
Chief Financial Officer
(Principal Financial and Accounting Officer)